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                                                                  Exhibit 23.1




CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-16843, 333-57543 and 333-78527) of The
Carbide/Graphite Group, Inc. and Subsidiaries of our reports dated September 8, 2000, except for paragraphs 2 through 5 of Note 6 as to which the date is November 13, 2000, relating to the financial statements and financial statement schedule, which appear in this Form 10-K.




/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania 15219
November 13, 2000